As filed with the Securities and Exchange Commission on August 10, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Consulting Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-3539020 (I.R.S. Employer Identification Number)

111 W. Ocean Boulevard, 4th Floor
Long Beach, California 90802
(Address of Principal Executive Offices including Zip Code)

FIRST CONSULTING GROUP, INC.
2007 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Michael Zuercher Senior Vice President, Corporate Affairs, General Counsel and Secretary First Consulting Group, Inc. 111 West Ocean Boulevard, 4th Floor Long Beach, California 90802 (562) 624-5200	Copy to: Kevin B. Espinola Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (3)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$8.66	$17,320,000	$531.73

(1)          The Amended and Restated First Consulting Group, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) authorizes the issuance of 2,000,000 shares of the Registrant’s common stock, par value $0.001, all of which are being registered hereunder.  In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2007 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended.  The price per share and aggregate offering price for the shares of our common stock set forth in this registration statement are calculated on the basis of the average of the high and low trading prices of our common stock, as reported on the NASDAQ Global Market on August 9, 2007.  No shares of our common stock are subject to outstanding awards under the 2007 Plan as of the date hereof.

(3)          Each share of common stock being registered hereunder, if issued prior to the termination by the Registrant of its Rights Agreement dated as of November 22, 1999, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the common stock.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

INTRODUCTION

This registration statement on Form S-8 is filed by First Consulting Group, Inc. (referred to herein as “we,” “our” or “us”) relating to 2,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), issuable to our eligible employees, directors and consultants under the 2007 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)          Annual Report on Form 10-K for the year ending December 29, 2006 filed with the Commission on March 14, 2007;

(2)          Quarterly Reports on Form 10-Q for the three months ended June 29, 2007 filed with the Commission on August 8, 2007 and the three months ended March 30, 2007 filed with the Commission on May 9, 2007;

(3)          Current Reports on Form 8-K filed with the Commission on February 8, 2007, February 20, 2007 and June 12, 2007;

(4)          The description of the Common Stock contained in our Registration Statement on Form 8-A (No. 000-23651) filed with the Commission on January 22, 1998, including any amendment or report filed for the purpose of updating such description; and

(5)          The description of rights to purchase Series A Junior Participating Preferred Stock contained in our Current Report on Form 8-K filed with the Commission on December 9, 1999, including any amendment or reports filed for the purpose of updating such description.

In addition, this registration statement will incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment stating that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold. All those documents are considered a part of this registration statement from the respective dates we file them.  A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this registration statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Grant Thornton LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedules as of December 29, 2006 and December 30, 2005 and for each of the three years in the period ended December 29, 2006 and our management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting as of December 29, 2006 included in our Annual Report on Form 10-K for the year ended December 29, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Grant Thornton LLP’s report, given their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our Bylaws require the us to indemnify our directors and executive officers and permit us to indemnify our other officers, employees and other agents, to the fullest extent permitted by Delaware law; provided, however, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, or (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the Company under the DGCL. The Bylaws also require us to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any director or executive officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

        We have entered into indemnity agreements with our directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1

Rights Agreement dated as of November 22, 1999 among First Consulting Group, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K dated December 9, 1999).

5.1+	Opinion of Michael Zuercher, Senior Vice President, Corporate Affairs, General Counsel and Secretary.

23.1+	Consent of Michael Zuercher, Senior Vice President, Corporate Affairs, General Counsel and Secretary (included in Exhibit 5.1).

23.2+	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	First Consulting Group, Inc. 2007 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.26 of the Company’s Quarterly Report on Form 10-Q filed on August 8, 2007).

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

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(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, First Consulting Group, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on this 10th day of August, 2007.

First Consulting Group, Inc.

By:	/s/ Larry R. Ferguson
Larry R. Ferguson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Larry R. Ferguson and Thomas A. Watford, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of August 10, 2007.

SIGNATURE	TITLE
/s/ Larry R. Ferguson	Chief Executive Officer and Director
Larry R. Ferguson	(Principal Executive Officer)

/s/ Thomas A. Watford	Chief Operating Officer and Chief Financial Officer
Thomas A. Watford	(Principal Financial Officer)

/s/ Phillip H. Ockelmann	Vice President and Controller
Phillip H. Ockelmann	(Principal Accounting Officer)

/s/ Douglas G. Bergeron	Chairman of the Board of Directors
Douglas G. Bergeron

/s/ Ronald V. Aprahamian	Director
Ronald V. Aprahamian

/s/ Michael P. Downey	Director
Michael P. Downey

/s/ Robert G. Funari	Director
Robert G. Funari

/s/ F. Richard Nichol, Ph.D.	Director
F. Richard Nichol, Ph.D.

/s/ Cora M. Tellez	Director
Cora M. Tellez

INDEX TO EXHIBITS

4.1

Rights Agreement dated as of November 22, 1999 among First Consulting Group, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.3 to the Company’s Form 8-K dated December 9, 1999).

5.1+	Opinion of Michael Zuercher, Senior Vice President, Corporate Affairs, General Counsel and Secretary.

23.1+	Consent of Michael Zuercher, Senior Vice President, Corporate Affairs, General Counsel and Secretary (included in Exhibit 5.1).

23.2+	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	First Consulting Group, Inc. 2007 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.26 of the Company’s Quarterly Report on Form 10-Q filed on August 8, 2007).

+              Filed herewith